Exhibit 10.2D

ADDENDUM

TO

STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between Masergy Communications, Inc. (the “Corporation”) and              (“Optionee”) evidencing the stock option (the “Option”) granted on this date to Optionee under the terms of the Corporation’s 2001 Stock Option/Stock Issuance Plan (as amended).

All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the applicable Option Agreement for the Option subject to this Addendum.

ACCELERATION UPON

CORPORATE TRANSACTION

1. Section 6(a) of the Option Agreement is revised and restated to read in its entirety as follows:

(a) All of the Option Shares subject to this option at the time of a Corporate Transaction but not otherwise vested shall automatically vest and the Corporation’s repurchase rights with respect to those Option Shares shall immediately terminate so that this Option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those Option Shares.

2. Except as modified by this Addendum, all the terms and provisions of the Option Agreement applicable to the Option covered by this Addendum shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

MASERGY COMMUNICATIONS, INC.

By:
Title:	Robert E. Bodnar Senior Vice President & CFO
Effective Date

ADDENDUM

TO

STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between Masergy Communications, Inc. (the “Corporation”) and              (“Optionee”) evidencing the stock option (the “Option”) granted on this date to Optionee under the terms of the Corporation’s 2001 Stock Option/Stock Issuance Plan (as amended), and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

INVOLUNTARY TERMINATION FOLLOWING

CORPORATE TRANSACTION

3. To the extent the Option is, in connection with a Corporate Transaction, to be assumed in accordance with Paragraph 6 of the Option Agreement, none of the Option Shares shall vest on an accelerated basis upon the occurrence of that Corporate Transaction, and Optionee shall accordingly continue, over his or her period of Service following the Corporate Transaction, to vest in the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, upon an Involuntary Termination of Optionee’s Service within twelve (12) months following such Corporate Transaction, all the Option Shares at the time subject to the Option shall automatically vest in full on an accelerated basis so that the Option shall immediately become exercisable for all the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares.

4. For purposes of this Addendum, an Involuntary Termination shall mean the termination of Optionee’s Service by reason of:

(i) Optionee’s involuntary dismissal or discharge by the Corporation for reasons other than for Misconduct, or

(ii) Optionee’s voluntary resignation following (A) a change in Optionee’s position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee’s duties and responsibilities, (B) a reduction in Optionee’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based incentive programs), or (C) a relocation of Optionee’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee’s consent.

5. The provisions of Paragraph 1 of this Addendum shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Optionee’s Service within twelve (12) months after the Corporate Transaction and shall supersede any provisions to the contrary in Paragraph 5 of the Option Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

MASERGY COMMUNICATIONS, INC.

By:
Title:	Robert E. Bodnar Senior Vice President & CFO
Effective Date

3.